Exhibit 10.3

GUARANTY

June 29, 2009

In order to induce JPMorgan Chase Bank (the “Bank”) to engage in foreign exchange transactions (“FX Transactions”) with VIRTUSA UK LIMITED (“Counterparty”) and in consideration thereof, VIRTUSA CORPORATION (the “Guarantor”) hereby agrees as follows:

1.                                  Guaranty. The Guarantor as primary obligor and not merely as surety unconditionally and irrevocably guarantees to the Bank, its successors and assigns, the full payment when due (at the stated maturity, by acceleration or otherwise) and in accordance with their terms, of all obligations and liabilities of any nature whatsoever arising in connection with the FX Transactions payable by each Counterparty, its successors and assigns, to the Bank (the “Obligations”), regardless of how evidenced or documented, whether now existing or hereafter created, originally contracted with the Bank or another, secured or unsecured, direct or indirect, absolute or contingent, matured or unmatured.

2.                                  Waivers. The Guarantor waives: (a) acceptance of this Guaranty and proof of reliance by the Bank hereon in creating the Obligations; (b) presentment, protest, demand for payment and notice of dishonor; (c) notice of any other nature whatsoever; (d) any requirement that the Bank take any action whatsoever (including demand for payment and legal action) with respect to any other person or entity, including the Counterparty or any other guarantor; and (e) all legal and equitable defenses which may be available to a guarantor or surety.

3.                                       Consent. The Guarantor agrees that the Bank may, without notice to, or further consent of, the Guarantor and without in any way affecting the liability of the Guarantor hereunder: (a) renew, extend, modify, release or transfer the Obligations, any related documentation, any collateral security for the Obligations, any other guaranty of the Obligations and any rights under any of them or provided by law; and (b) exercise or refrain from exercising any right of the Bank under or arising out of the Obligations, any related documentation, any collateral security document, any other guaranty, or provided by law.

4.                                       Effectiveness. This Guaranty shall be effective regardless of the validity or enforceability of the Obligations (except to the extent that such invalidity or unenforceability shall be solely due to the gross negligence or willful misconduct of the Bank), any related documentation, any collateral security for the Obligations, and any other guaranty of the Obligations. If, as a result of any bankruptcy, dissolution, reorganization, intervention, arrangement or liquidation proceedings (or proceedings similar in purpose or effect), or if for any other reason, any payment received by the Bank in respect of the Obligations is rescinded or must be returned by the Bank, this Guaranty shall continue to be effective as if such payment had not been made. Notwithstanding that there may, from time to time, be no Obligations, this Guaranty shall continue to be effective until the Bank gives written consent to termination.

5.                                       Subrogation. Notwithstanding any payments which may be made hereunder by the Guarantor, the Guarantor shall not be subrogated to the rights of the Bank with respect to the Obligations, and shall not seek reimbursement of such payments from the Counterparty, until the Obligations have been fully paid. Until the Obligations have been fully paid, all amounts received by the Guarantor from a Counterparty shall be received in trust for, and immediately paid to, the Bank on behalf of such Counterparty and on account of the Obligations.

6.                                       Currency and Place of Payments. All payments to be made hereunder by the Guarantor shall be made without set-off or counterclaim, in immediately available funds and in the currency in which the Obligations are denominated (the “Obligation Currency”), at such banking institution in the country of domicile of such currency as the Bank may designate to the Guarantor, for the account of the office of the Bank maintaining the Obligations. The Guarantor hereby irrevocably authorizes the Bank to charge any account of the Guarantor at any office of the Bank for any amount up to the full amount payable hereunder.

7.                                       Representations and Warranties. The Guarantor hereby represents and warrants that: (a) the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has full power, authority and legal right to execute, deliver and perform this Guaranty, and has taken all necessary corporate and legal action to authorize the execution, delivery and performance of this Guaranty; (b) this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms; and (c) the execution, delivery and performance by the Guarantor of this Guaranty will not violate the charter, bylaws or other corporate rules of the Guarantor or any provision of law or regulation or of any judgment, order or decree of any court, arbitrator or governmental authority or of any agreement of any nature whatsoever, binding upon the Guarantor or its assets.

8.                                       Judgment Currency. The obligation of the Guarantor hereunder to make payments in the Obligation Currency shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent that such tender or recovery results in the effective receipt by the Bank of the full amount of the Obligation Currency payable hereunder and the Guarantor shall indemnify the Bank (and the Bank shall have an additional legal claim) for any difference between such full amount and the amount effectively received by the Bank pursuant to any such tender or recovery. The Bank’s determination of amounts effectively received by it shall be conclusive.

9.                                       Expenses. The Guarantor shall pay all the Bank’s costs and out-of-pocket expenses (including reasonable fees and disbursements of counsel) arising in connection with the enforcement of, and preservation of rights under, this Guaranty.

10.                                 No Waivers; Cumulative Remedies; Modification. No action or omission by the Bank shall constitute a waiver of any of the rights or remedies of the Bank hereunder. Such rights and remedies are cumulative and not exclusive of any rights and remedies provided by law. This Guaranty shall not be modified except by a written instrument signed by the Guarantor and the Bank.

11.                                 Submission to Jurisdiction. The Guarantor hereby irrevocably: (a) submits in any legal proceeding relating to this Guaranty to the non-exclusive in personam jurisdiction of any state or United States court of competent jurisdiction sitting in the State of New York and agrees to suit being brought in such courts, as the Bank may elect; (b) agrees to service of process in any legal proceeding by mailing of copies thereof (by registered or certified mail, if practicable) postage prepaid, or by telex to the Guarantor at its address set forth below or such other address of which the Bank shall have been notified in writing; and (c) agrees that nothing herein shall affect the Bank’s right to effect service of process in any other manner permitted by law.

12.                                 Waiver of July Trial. The Guarantor waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Guaranty.

13.                                 Governing Law. This Guaranty shall be a contract under, and be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without reference to choice of law principles.

VIRTUSA CORPORATION

By:	/s/ Charles A. Spetcher
Name: Charles A. Spetcher
Title: Corporate Controller, VP
6-29-09

Address:	2000 West Park Dr.
Westborough MA
Attention:	CFO
Telephone No.:	508-389-7300
Facsimile No.:	508-389-7224